Exhibit 99.2

Annaly Capital Management, Inc. Comments on Its Proposal to Acquire CreXus Investment Corp.

NEW YORK--(BUSINESS WIRE)--November 12, 2012--Wellington Denahan, Chairman and Chief Executive Officer of Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”), made the following statement regarding Annaly's proposal, announced today, to acquire the shares of CreXus Investment Corp. that Annaly does not already own:

“Since our inception in 1997, Annaly has maintained the capacity to diversify its asset base to include real estate related assets in addition to Agency mortgage-backed securities if we determined that compelling other long-term investment opportunities exist relative to the Agency market. While we remain committed to the Agency market, given the current environment, we believe it is prudent to diversify a portion of our investment portfolio. Therefore, we may allocate up to 25% of our shareholders’ equity to real estate assets other than Agency mortgage-backed securities.

“A powerful step in this direction is the proposed acquisition of CreXus. We believe that wholly owning the commercial real estate platform we currently manage through FIDAC is complementary to our existing business and return profile and should provide stable and diversified risk-adjusted returns to our shareholders. CreXus’ capabilities and growth may be significantly enhanced when coupled with Annaly’s broad capital base.

“Our commercial real estate expertise, as well as our expertise in a number of other asset classes, are valuable strategic tools, and we look forward to updating the market on our portfolio as it evolves.

“This proposed transaction would be part of a broad evolution of our capital allocation strategy. Over the last 12 months, we have taken the following steps:

  Lowering our cost of capital by issuing $1.5 billion of preferred equity and convertible notes at a weighted average rate of 6.3%
  Extending the duration of our borrowings at September 30, 2012 to 220 days from 127 days at March 31, 2012
  Restructuring capital by repurchasing $447.1 million of convertible notes
  Announcing an up to $1.5 billion common stock repurchase program.”

About Annaly Capital Management, Inc.

Annaly’s principal business objective is to generate net income for distribution to investors from its investment securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to integrate the commercial mortgage business; our ability to consummate any contemplated investment opportunities; risks associated with the businesses of our subsidiaries, including the investment advisory business of our wholly-owned subsidiaries, including: the removal by clients of assets managed, their regulatory requirements, and competition in the investment advisory business; risks associated with the broker-dealer business of our wholly-owned subsidiary; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations, 888-8Annaly